Exhibit (j)(1)(iii)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the caption "Financial Highlights" and to the incorporation by reference of our reports dated December 5, 2000, on ING Pilgrim Money Market Fund (formerly, ING Money Market Fund), Pilgrim Tax Efficient Equity Fund (formerly, ING Tax Efficient Equity Fund) and Pilgrim Internet Fund (formerly, ING Internet Fund) (three of the portfolios constituting Pilgrim Funds Trust, formerly ING Funds Trust) in this Registration Statement (Form N-1A No. 33-849 and 811-4431) of Pilgrim Growth Opportunities Fund.

                                                /s/ ERNST & YOUNG LLP

New York, New York
April 24, 2001